UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 17, 2006

NNN 2003 Value Fund, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51295	20-122092
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(877) 888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) Effective January 17, 2006, Michael F. O’Flynn, 33, was appointed to serve in the capacity of chief accounting officer for NNN 2003 Value Fund, LLC. Mr. O’Flynn is responsible for all areas of finance, including accounting and financial reporting, on our behalf. Mr. O’Flynn will also continue to serve in his capacity as financial reporting manager for Triple Net Properties, LLC, our Manager, a position he assumed in August 2005. From December 2003 to August 2005, Mr. O’Flynn gained public accounting and auditing experience while employed as an auditor with Ernst and Young, LLP, specializing in the audits of real estate companies. Prior to joining Ernst and Young, LLP, from September 1999 until December 2003, Mr. O’Flynn worked as an auditor with Corbin and Company, a regional public accounting firm, where he worked on the audits of a variety of public and private entities. Mr. O’Flynn is a Certified Public Accountant and received his B.A. in Business Economics and a concentration in Accounting from UC Santa Barbara.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN 2003 Value Fund, LLC

February 1, 2006	By:	/s/ Richard T. Hutton, Jr.

Name: Richard T. Hutton, Jr.
Title: Chief Executive Officer and President